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                                                                      EXHIBIT 11


                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                       Nine Months Ended     Three Months Ended
                                                                           April 30,              April 30,
                                                                      ------------------     ------------------
                                                                       1995        1994        1995       1994
                                                                       ----        ----        ----       ----
PRIMARY:
Average common shares outstanding . . . . . . . . . . . . . . . . .     5,487      5,487       5,487       5,487

Dilutive stock options based on the treasury stock method
   using the period end market price  . . . . . . . . . . . . . . .        --         --          --          --
                                                                      -------    -------     -------     -------

Average common and common share equivalents outstanding . . . . . .     5,487      5,487       5,487       5,487
                                                                      =======    =======     =======     =======

Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . .   $(3,754)   $(1,247)    $   (73)    $   541
                                                                      =======    =======     =======     =======

Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . .   $ (0.68)   $ (0.23)    $ (0.01)    $  0.10
                                                                      =======    =======     =======     =======


FULLY DILUTED:
Average common and common share equivalents
   outstanding - primary  . . . . . . . . . . . . . . . . . . . . .     5,487      5,487       5,487       5,487
                                                                      =======    =======     =======     =======

Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . .   $(3,754)   $(1,247)    $   (73)    $   541
                                                                      =======    =======     =======     =======

Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . .   $ (0.68)   $ (0.23)    $ (0.01)    $  0.10
                                                                      =======    =======     =======     =======


NOTE: Since dilution under fully diluted method is less than 3%, dual presentation on consolidated statements of operations is not required.





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